Exhibit 10.36

TENTH AMENDMENT TO THE 2002 AMENDED SERVICING AGREEMENT

THIS AMENDMENT (“Amendment”) is made this 22nd day of December, 2008 to that certain 2002 Amended Servicing Agreement (“Agreement”) by and between BOSTON SERVICE COMPANY, INC. (“BSC”) and AUTO LENDERS LIQUIDATION CENTER, INC. (“Auto Lenders”).

BACKGROUND

BSC and Auto Lenders wish to amend the Amended Servicing Agreement by changing language in the Second Amendment to the 2002 Servicing Agreement and inserting additional language to Paragraph 4 – Delivery & Reconditioning of Vehicles and by inserting the agreed upon Servicing Fee for calendar years 2009-2011 within Paragraph 9. In determining the servicing fee for the calendar year 2011, the company opted to revise the agreed upon amounts for the calendar years 2009 and 2010. By agreeing to the revised amount for the next 36 months, the company took benefit of a present value discount of $540,000. All other terms and conditions remain in full force and effect.

Change to Fourth Amendment to the Amended Servicing Agreement

Amendment to Paragraph 4 – Delivery and Reconditioning of Vehicles

The paragraph will limit the amount of reimbursed expense by BSC to Auto Lenders covering the period of 01/01/09 through 12/31/09 to $550,000 per month.

Amendment to Paragraph 9 – Consideration

This Paragraph shall be amended as it pertains to the Guarantee Fees found under Paragraph B (iv) in which the agreed upon Guarantee Fee for the calendar years 2009-2011 will appear as follows:

The Guarantee Fee will be $385,000 per month for the period 01/01/09 through 12/31/11.

IN WITNESS WHEREOF, BSC and Auto Lenders have caused this Ninth Amendment to the 2002 Amended Servicing Agreement to be executed by their duly authorized corporate officers and their corporate seals to be affixed hereto the day and year written beneath their signatures below; each intending this Amendment shall become effective on the date first written above.

AUTO LENDERS LIQUIDATION CENTER, INC.

Attest:	/s/ Beverly Shoemaker	By:	/s/ Michael Wimmer
[Assistant] Secretary		Title:	President/CEO

(Corp. Seal)		Dated:	1/7/09

BOSTON SERVICE COMPANY, INC. t/a
HANN FINANCIAL SERVICE CORP.

Attest:	/s/ Andrea Szagala	By:	/s/ Charles R. Dovico
[Assistant] Secretary		Title:	President and CEO

(Corp. Seal)		Dated:	1/7/09